EXHIBIT 2         REORGANIZATION AGREEMENT

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") between BENTLEY COMMUNICATIONS CORP., a Florida corporation ("BTLY") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of KYRENIA ACQUISITION CORPORATION, a Delaware corporation ("KAC").

         Whereas, BTLY wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of KAC in a transaction intended to qualify as a reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.


         Now, therefore, BTLY and the Shareholders adopt this plan of reorganization and agree as follows:

         1. EXCHANGE OF STOCK.

         1.1. NUMBER OF SHARES. The Shareholders agree to transfer to BTLY at the Closing (defined below) the number of shares of common stock of KAC, $.001 par value per share, shown opposite their names in Exhibit A (the "KAC Shares"), representing 100% of the issued and outstanding KAC Shares, in exchange PRO RATA for an aggregate of 10,000 shares of voting common stock of BTLY, $.0001 par value per share (the "BTLY Shares").

         1.2 SHARES. The BTLY Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and will bear a restrictive legend on their face in accordance with Rule 144 of the Act.

         1.3 EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of KAC common stock shall surrender such certificate(s) for cancellation to BTLY, and shall receive in exchange a certificate or certificates representing the number of full shares of BTLY common stock into which the shares of KAC common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of KAC shares by the Shareholders shall be effected by the delivery to BTLY at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

         1.4 FRACTIONAL SHARES. Fractional shares of BTLY common stock shall not be issued, but in lieu thereof BTLY shall round up fractional shares to the next highest whole number.

         1.5 FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as BTLY may request in order more effectively to sell, transfer, and assign the transferred stock to BTLY and to confirm BTLY's title thereto.

         2. RATIO OF EXCHANGE. The securities of KAC owned by the Shareholders, and the relative securities of BTLY for which they will be exchanged, are set out opposite their names Exhibit A.

         3.       CLOSING.

         3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of Chapman and Flanagan at 2080 East Flamingo, Las Vegas, Nevada, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

         3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

         4. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented KAC common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of BTLY common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of KAC common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

         5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders, individually and separately, represent and warrant as follows:

         5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of KAC shares which are listed in the attached schedule and which they have contracted to exchange.

         5.2. LITIGATION. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of KAC held by the Shareholders.

         5.3 CORPORATE STATUS. KAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         5.4 CAPITALIZATION. The authorized capital stock of KAC consists of [NUMBER] shares of common stock, par value per share, of which [SHARES] shares are issued and outstanding, all fully paid and non-assessable, and no shares of non-designated preferred stock have been issued.

         5.5 SUBSIDIARIES. KAC has no subsidiaries.

         5.6 CONTRACTS. KAC is not a party to any material contract other than those listed as an attachment hereto.

         5.7 NO VIOLATION. Execution of this Agreement and performance by KAC hereunder has been duly authorized by all requisite corporate action on the part of KAC, and this Agreement constitutes a valid and binding obligation of KAC and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgement, decree, law, or regulation to which any property of KAC is subject or by which KAC is bound.

         5.8 TAXES. KAC has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. KAC has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of KAC and are reflected in the financial statements furnished hereto.

         5.9 TITLE TO PROPERTY. KAC has good and marketable title to all properties and assets, real and personal, reflected in KAC's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and KAC's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

         5.10 INVESTMENT INTENT. The Shareholders are acquiring the BTLY shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

         5.11 SEC. KAC is a fully reporting company pursuant to Section 12g of the Securities Exchange Act of 1934, and is up to date with all of its SEC filings, and is in good standing with the SEC.

         6. REPRESENTATIONS AND WARRANTIES OF BTLY

         BTLY represents and warrants as follows:

         6.1 CORPORATE STATUS. BTLY is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         6.2 CAPITALIZATION. The authorized capital stock of BTLY consists of 80,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

         6.3 SUBSIDIARIES. BTLY has no subsidiaries.

         6.4 LITIGATION. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to BTLY, its properties or business, except as set forth in a list certified by the president of BTLY and delivered to the Shareholders.

         6.5 CONTRACTS. BTLY is not a party to any material contract other than those listed as an attachment hereto.

         6.6 NO VIOLATION. Execution of this Agreement and performance by BTLY hereunder has been duly authorized by all requisite corporate action on the part of BTLY, and this Agreement constitutes a valid and binding obligation of BTLY and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgement, decree, law, or regulation to which any property of BTLY is subject or by which BTLY is bound.

         6.7 TAXES. BTLY has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. BTLY has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of BTLY and are reflected in the financial statements furnished hereto.

         6.8 TITLE TO PROPERTY. BTLY has good and marketable title to all properties and assets, real and personal, reflected in BTLY's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and BTLY's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

         6.9 CORPORATE AUTHORITY. BTLY has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

         6.10 INVESTMENT INTENT. BTLY is acquiring the KAC shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

         7. CONDUCT PENDING THE CLOSING

     BTLY and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

         7.1. No change will be made in the charter documents, by-laws, or other corporate documents of BTLY or KAC.

         7.2. BTLY will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

         7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the KAC shares of common stock owned by them.

         8. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

     The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:


         8.1. BTLY REPRESENTATIONS AND WARRANTIES. The representations and warranties of BTLY set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         8.2. BTLY COVENANTS. BTLY shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

         8.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of BTLY.

         8.4. SUPPORTING DOCUMENTS OF BTLY. BTLY shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

         (a) BTLY is a corporation duly organized, validly existing, and in good standing;

         (b) BTLY's authorized capital stock is as set forth herein;

         (c) Certified copies of the resolutions of the board of directors of BTLY authorizing the execution of this Agreement and consummation hereof;

         (d) Secretary's certificate of incumbency of the officers and directors of BTLY;

         (e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

         9. CONDITIONS PRECEDENT TO OBLIGATION OF BTLY

     BTLY's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by BTLY:

         9.1. SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         9.2. SHAREHOLDER'S COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

         10. TERMINATION. This Agreement by be terminated (1) by mutual consent in writing; (2) by either the Shareholders or BTLY if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either Shareholders or BTLY if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders and BTLY set out herein shall survive the Closing.

         12. ARBITRATION

         12.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Nevada

         12.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Nevada. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over enforcement of such awards.

         12.3 APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

         12.4. DISCLOSURE AND DISCOVERY. The arbitrator may in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

         12.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much a possible, the same as if the dispute had been determined by a court of competent jurisdiction.

         12.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

         12.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

         12.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

         12.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them whenever arising, whether in regard to this agreement or any other matter, from whatever the cause based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

         12.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

         13. GENERAL PROVISIONS

         13.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

         13.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligation, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         13.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

         13.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested or recognized commercial courier service as follows:

         If to BTLY, to:

         Gordon Lee
         100 Oceangate, Suite 1200
         Long Beach, CA  90802

         If to the Shareholders, to:

         Mike M. Mustafoglu
         1800 Century Park East, Suite 600
         Los Angeles, CA  90067

         13.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

         13.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided. However, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

         13.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

         13.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be the law firm of Chapman and Flanagan, Las Vegas, Nevada. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

         13.9. REVIEW OF THE AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

         13.10. SCHEDULES. All schedules attached hereto, if any shall be acknowledged by each party by signature or initials thereon and shall be dated.

         13.11. EFFECTIVE DATE. This effective date of this agreement shall be upon its execution.

         IN WITNESS WHEREOF, the parties have executed this agreement.



                                   BENTLEY COMMUNICATIONS CORP.

                                   By  /s/ Gordon Lee
                                         Gordon Lee, President


                                   THE SHAREHOLDERS OF
                                   KYRENIA ACQUISITION CORPORATION


                                   By  /s/ Mike M. Mustafoglu
                                        Mike M. Mustafoglu


                                                   EXHIBIT A
------------------------------- ---------------------------- ---------------------------- ----------------------------
Number of KAC to be exchanged   Number of BTLY to be         Name of Shareholder          Address
                                received
------------------------------- ---------------------------- ---------------------------- ----------------------------
100% of all issued and          10,000                       Mike Mustafoglu              1800 Century Park East,
outstanding                                                                               Suite 600
                                                                                          Los Angeles, CA
                                                                                          90067
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                    EXHIBIT B

                       STOCK ESCROW AND SECURITY AGREEMENT

         THIS STOCK ESCROW AND SECURITY AGREEMENT (this "Agreement") is dated as of March 8, 2000, by and among BENTLEY COMMUNICATIONS CORPORATION, a corporation organized under the laws of the State of Nevada, U.S.A. (the "Company"), SEAN FLANAGAN, ESQ., on behalf of the shareholders of Kyrenia Acquisition Corp. (the "Shareholders") and not personally, and H. GLENN BAGWELL, JR., a duly licensed attorney who practices law in the State of North Carolina, U.S.A., as Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company has agreed to purchase at a closing (the "Closing"), 100% of the issued and outstanding shares of common stock, $.001 par value per share (the "Securities") of Kyrenia Acquisition Corporation, a Delaware corporation ("KAC"), which Securities represent a 100% ownership interest in KAC as of the date hereof; and

         WHEREAS, the purchase price (the "Purchase Price") for the Securities is (x) US$225,000.00 in cash (the "Cash"), and (y) 10,000 non-restricted common shares of the Company (the "Shares"), which is payable to the Shareholders PRO RATA as hereinafter stated.

         WHEREAS, the parties have determined to utilize the escrow arrangement described herein to effect the undertakings agreed to by the parties, including without limitation delivery and payment of the Purchase Price; and

         WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:

         1. ESCROW ACCOUNT.

         1.1 DEPOSIT OF CASH. On or before the date of the Closing, by wire transfer or delivery of certified funds, the Company shall deposit the cash with the Escrow Agent, to be held in trust pending the Closing in accordance with the terms and provisions of this Agreement. The parties hereto acknowledge that the Closing shall not occur prior to the Escrow Agent's receipt of the Cash. Notwithstanding the above, if the parties so elect the Company may deliver the Cash to the trust account of Mr. Sean Flanagan, Esq., attorney for the Shareholders, pursuant to the banking coordinates Mr. Flanagan shall provide.

         1.2 DEPOSIT OF SHARES. On or before the date of the Closing, by electronic transfer or by delivery of one or more certificates, the Company shall deposit the Shares with the Escrow Agent, to be held by the Escrow Agent in a separate brokerage account (the "Escrow Account") established with Wachovia Securities, Inc. (the "Brokerage"), subject to the terms and provisions contained herein. The parties hereto acknowledge that the Closing shall not occur prior to the deposit of the Shares with the Escrow Agent.

         1.3 DEPOSIT OF THE SECURITIES. On or before the date of the Closing, by delivery of one or more certificates, Mr. Flanagan shall deposit the Securities with the Escrow Agent, to be held by the Escrow Agent in trust pending the Closing, subject to the terms and provisions contained herein. The parties hereto acknowledge that the Closing shall not occur prior to the deposit of the Securities with the Escrow Agent.

         2. DISBURSEMENT OF SHARES.

         2.1 DISBURSEMENT. None of the Cash, Shares or Securities
(collectively, the "Escrow") shall be disbursed other than in accordance with the terms hereof, or in accordance with the written instructions of both the Company and Mr. Flanagan delivered to the Escrow Agent. In no event shall the Escrow Agent release or transfer any Cash, Shares or Securities to any party other than to Mr. Flanagan or to the Company, as applicable, in accordance with this Agreement, absent express written instructions from both such parties. The Escrow shall be disbursed by the Escrow Agent under the following circumstances.

         (a) Upon receipt of all of the Escrow, the Escrow Agent shall inform each of the parties. Each party shall fax to the Escrow Agent fully executed signature pages, then each party shall give the Escrow Agent verbal or written authorization to release the Escrow as hereinafter stated. The Escrow Agent shall deliver the required items to or at the instructions of Mr. Flanagan on date of the Closing.

         2.2 CONTROVERSIES. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver Cash, the Securities or the Shares or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made) (notwithstanding the above, the provisions of the paragraph next above this one shall apply in all events without exception). The Escrow Agent shall deliver that portion of the Escrow concerned covered by such agreement or final order, if any is then held by the Escrow Agent, within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from Mr. Flanagan and/or the Company that such controversy has arisen, which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

         2.3 NO OTHER DISBURSEMENTS. No portion of the Cash, Securities or Shares shall be disbursed or otherwise transferred except in accordance with this Section 2, Section 4 or Section 5.1(b).

         3. ESCROW AGENT. The acceptance by the Escrow Agent of his duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

         3.1 The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, Shares, Securities, certificates, investments or other amounts deposited with or held by the Escrow Agent.

         3.2 The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

         3.3 The Escrow Agent shall not be liable for any act done hereunder except in the case of his reckless or willful misconduct or actions taken in bad faith.

         3.4 The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in said documents are genuine or to require documentation or evidence substantiating any such document or signature.

         3.5 The Escrow Agent shall have no duties as Escrow Agent except those expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect his duties unless the Escrow Agent shall have given his written consent thereto. The Escrow Agent shall not be prohibited from owning an equity interest in the Company, the Shareholders, KAC, any of their respective subsidiaries or any third party that is in any way affiliated with or conducts business with the Company, the Shareholders, Mr. Flanagan or KAC.

         3.6 The Company and Mr. Flanagan specifically acknowledge that the Escrow Agent is a practicing attorney, and has or may have worked with the Company, Mr. Flanagan, any placement agent or finder on the transaction, one or more stockholders of the Company or of KAC, or affiliates of either of them on other transactions, and that they and each of them has specifically requested that the Escrow Agent draft some or all of the documents for the said transactions and act as Escrow Agent as described in this Agreement with respect to the said transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transactions contemplated herein, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent. Without further disclosure of any kind to any party, the Escrow Agent may own, and shall not be prohibited from owning, an equity interest in the Company or KAC and/or may be an equity owner or lender of the Shareholders or any other of the persons described herein, and may increase or sell any such interest, so long as in accordance with applicable law. The said parties hereby waive any objection to the Escrow Agent so acting based upon conflict of interest, lack of impartiality or otherwise. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and with the parties' respective instructions, so long as they are not in conflict with the terms of this Agreement.

         4. TERMINATION. This Agreement shall terminate on the later of (a) the date on which all of the Shares, Securities, Cash and any other escrowed documents and things described herein shall have been fully disbursed in accordance with the terms and conditions of this Agreement, (b) any other date agreed to jointly by the Escrow Agent, Mr. Flanagan and the Company, or (c) April 15, 2000.

         5. MISCELLANEOUS.

         5.1 INDEMNIFICATION OF ESCROW AGENT.

         (a) The Company agrees to indemnify the Escrow Agent for, and to hold him harmless against, any loss incurred without reckless or willful misconduct or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending himself against any claim or liability in connection with the exercise or performance of any of his powers or duties hereunder. This indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

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

         (b) In the event of any dispute as to the nature of the rights or obligations of the parties hereunder, the Escrow Agent may at any time or from time to time interplead, deposit and/or pay all or any part of the Shares with or to a court of competent jurisdiction sitting in Wake County, North Carolina or in any appropriate federal court, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the other parties hereto. Upon such interpleader, deposit or payment, the Escrow Agent shall immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.

         5.2 AMENDMENTS. This Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

         5.3 NOTICES. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail or facsimile to such party at the address, of such party set forth on the signature page of this Agreement.

         5.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign his duties under this Agreement.

         5.6 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

         5.7 COUNTERPARTS. This Agreement may be executed in three or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

         5.8 FACSIMILE. This Agreement may be accepted via facsimile, and a facsimile transmission of the executed signature page hereof shall make this Agreement legally binding upon the party so executing and faxing such signature page to the Escrow Agent.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                            [SIGNATURE PAGE FOLLOWS]

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         [SIGNATURE PAGE TO ESCROW AGREEMENT DATED AS OF MARCH 8, 2000]

                               THE COMPANY:

                               BENTLEY COMMUNICATIONS CORPORATION


                               By:  /s/ Gordon Lee
                               ---  --------------
                                    Mr. Gordon Lee,
                                    Duly Authorized Representative


                               /s/ Sean Flanagan
                               -----------------
                               Mr. Sean Flanagan, Esq. on behalf of
                               THE SHAREHOLDERS OF
                               KYRENIA ACQUISITION CORP.

                               ESCROW AGENT:

                               /s/ H. Glenn Bagwell Jr.
                               ------------------------
                               H. GLENN BAGWELL, JR., ESQ.

                               Address:  3005 Anderson Drive, Suite 204
                                         Raleigh, North Carolina USA 27609
                                         Telephone 919.785.3113
                                         Telecopier 919.785.3116

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